Exhibit 99.1

5880 Pacific Center Blvd, San Diego, CA 92121	858-373-1600	www.infosonics.com

Contact:
Jeffrey A. Klausner	John Mills or Allyson Pooley
Chief Financial Officer	Integrated Corporate Relations
858-373-1600	310-954-1100
ir@infosonics.com	jmills@icrinc.com or apooley@icrinc.com

INFOSONICS RECLASSIFIES WARRANTS FROM LIABILITY TO EQUITY—AMENDS 2006 FIRST QUARTER 10-Q

Adjustment is non-cash based and does not affect Operating Income or Cash Flows

SAN DIEGO, CA, June 12, 2006 — InfoSonics Corporation (AMEX: IFO), one of the fastest growing distributors of wireless handsets in the United States and Latin America, announced today that it filed an amended 10-Q for the quarter ended March 31, 2006 to include a restatement of certain non-cash items in the financial statements for the same period.  This non-cash restatement does not affect the Company’s operating income from continuing operations or its statement of cash flows.  In addition, as described below, the proforma non-GAAP earnings per share remain unchanged at $0.11 for the quarter ended March 31, 2006.

The non-cash adjustment is a result of warrants issued in conjunction with the Company’s financing completed in January 2006.  The warrants were originally classified as a derivative liability for the period of January 30, 2006 through the end of the first quarter, March 31, 2006 and accounted for under Financial Accounting Standards No. 133 (SFAS 133).  However, upon further investigation and an extensive review of the available literature from the Financial Accounting Standards Board (FASB), the Emerging Issues Task Force (EITF) and the U.S. Securities and Exchange Commission (SEC) regarding the treatment of these warrants under EITF 00-19 and SFAS 133, the Company determined the warrants should have been reclassified as equity at February 17, 2006, the date upon which the SEC declared effective the Company’s registration statement on Form S-3 registering the shares underlying the warrants.  Previously the warrants had been marked to market and remained a liability at March 31, 2006 and would have remained as such on a going forward basis, impacting each quarter’s results. After an extensive review and consultation with its independent registered public accountants and its audit committee, the Company determined to restate its historical financial statements for the quarter ended March 31, 2006.  Additionally, the Company believes future operating results should not be affected by the reclassification of the warrants.

“Looking ahead, we are pleased that our financial statements will not be affected on a quarterly basis by having to mark-to-market the derivative liability which has now been moved to equity.” stated Jeff Klausner, InfoSonics’ Chief Financial Officer.

The Company voluntarily initiated the review of the classification of its warrants and has worked diligently with its independent registered public accounting firm to insure that the reclassification is in accordance with currently available guidance by the FASB, EITF and SEC.  While the Company and its accountants believe that the reclassification is appropriate, they cannot assure that accounting standards bodies or regulatory agencies will provide contrary guidance in the future.

The non-cash adjustment relating to the reclassification of the warrants as of February 17, 2006 affected the following accounts on the balance sheet and statement of operations as follows:

Balance Sheet:

	Three Months Ended March 31, 2006 (Unaudited)
	As Previously Reported	Effect of Restatement	As Restated
Fair value of derivative liability	$2,041,265	$(2,041,265)	$—
Total liabilities	39,622,123	(2,041,265)	37,580,858
Additional paid-in capital	24,152,706	2,605,607	26,758,313
Retained earnings	6,348,938	(564,342)	5,784,596
Total stockholders equity	30,508,410	2,041,265	32,549,675
Total liabilities and stockholders’ equity	70,130,533	—	70,130,533

Statement of Operations

	Three Months Ended March 31, 2006 (Unaudited)
	As Previously Reported	Effect of Restatement	As Restated
Operating income from continuing operations	$1,083,765	$—	$1,083,765
Other Income: change in fair value of derivative liability	963,351	(564,342)	399,009
Income from continuing operations before provision for income taxes	1,966,551	(564,342)	1,402,209
Income from Continuing operations	1,739,513	(564,342)	1,175,171
Net income	1,737,669	(564,342)	1,173,327
Basic earnings per share	$0.27	$(0.09)	$0.18
Diluted earnings per share	$0.22	$(0.07)	$0.15

Excluding the non-cash items described below, net income for the first quarter of 2006 remains unchanged at approximately $827,000, or $0.11 per diluted share.

First quarter 2006 results with Reconciliation of Non-GAAP Financial Measures to the Corresponding GAAP Financial Measures (unaudited)

The following are selected results excluding and including the impact of SFAS 123 R and SFAS 133:

As previously filed:

Three months ended March 31, 2006	Actual	Adjustment		Non-GAAP Pro-forma (c)
		$52,443	(a)
		(963,351	)(b)
Net income	$1,737,669	$(910,908)		$826,761

Diluted earnings per share	$0.22	$(0.11)		$0.11

Restated:

Three months ended March 31, 2006	Actual	Adjustment		Non-GAAP Pro-forma (c)
		$52,443	(a)
		(399,009	)(b)
Net income	$1,173,327	$(346,566)		$826,761

Diluted earnings per share	$0.15	$(0.04)		$0.11

(a)	To eliminate stock-option compensation charges (SFAS 123 R) recorded in the first quarter of 2006.
(b)	To eliminate change in fair value of derivative liability (warrants) (SFAS 133) recorded in the first quarter of 2006.
(c)	Non-GAAP pro-forma basis of presentation

About InfoSonics Corporation

InfoSonics is one of the fastest growing distributors of wireless handsets and accessories in the United States and Latin America. InfoSonics provides end-to-end handset and wireless terminal solutions for network operators in both the United States and Latin America. These solutions include product approval and certification, light assembly, logistics services, marketing campaigns, warranty services and end user support. For more information please visit http://www.infosonics.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this report that are forward-looking statements, including without limitation to statements about future revenues, sales levels, operating income and margins, wireless handset sales, stock-based compensation expense, gain (loss) in value of derivatives, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on InfoSonics’ business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (3) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, and other related risks of our international operations; (4) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (5) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (6) significant changes in supplier terms and relationships; (7) termination of a supply or services agreement with a major supplier or product supply shortages; (8) continued consolidation in the wireless handset carrier market; (9) extended general economic downturn; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) future terrorist or military actions; (14) the loss of a key executive officer or other key employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) future periodic assessments required by current or new accounting standards such as those relating to long-lived assets, goodwill and other intangible assets and expensing of stock options and valuing gain or loss on fair value of derivatives may result in additional non-cash income or expenses; (18) seasonal buying patterns; (19) dependency on Latin American sales; and (20) uncertain political and economic conditions internationally; and (21) the impact, if any, of changes in EITF 00-19 or SFAS 133 guidance as it relates to warrants and registration rights.  Our actual results could differ materially from those anticipated in our forward looking statements.

InfoSonics has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on InfoSonics’ results of operations and financial condition. However, no assurances can be given that InfoSonics will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning InfoSonics, reference is made to Item 1A Risk Factors of InfoSonics’ Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31,2006, as amended; other risks or uncertainties may be detailed from time to time in InfoSonics’ future SEC filings. InfoSonics does not intend to update any forward-looking statements.

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